Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-1 No. 333-204905) as filed on June 12, 2015, and amended on September 8, 2015, September 22, 2015, October 1, 2015, and October 13, 2015,
(2) Registration Statement (Form S-8 No. 333-207949) pertaining to the 2015 Omnibus Incentive Compensation Plan,
(3) Registration Statement (Form S-8 No. 333-211490) pertaining to the 2016 Equity Incentive Plan,
(4) Registration Statement (Form S-8 No. 333-211491) pertaining to the 2016 Employee Stock Purchase Plan,
(5) Registration Statement (Form S-1 No. 333-213676) as filed on September 16, 2016,
(6) Registration Statement (Form S-3 No. 333-214507) as filed on November 8, 2016, and amended on December 1, 2016,
(7) Registration Statement (Form S-3 No. 333-218252) as filed on May 26, 2017,
(8) Registration Statement (Form S-8 No. 333-226767) pertaining to the Amended and Restated 2016 Equity Incentive Plan,
(9) Registration Statement (Form S-3 No. 333-227227) as filed on September 7, 2018, and amended on October 2, 2018, and
(10) Registration Statement (Form S-3 No. 333-229283) as filed on January 17, 2019;

of our report dated March 18, 2019, with respect to the consolidated financial statements of Cerecor Inc. included in this Annual Report (Form 10-K) of Cerecor Inc. for the year ended December 31, 2018.

/s/ Ernst & Young LLP
Baltimore, Maryland
March 18, 2019